Exhibit 99.1

PRESS RELEASE | April 30, 2024 | NASDAQ: PLL

PIEDMONT LITHIUM ANNOUNCES Q1’24
NORTH AMERICAN LITHIUM PRODUCTION RESULTS

•	Piedmont shipped approximately 15,500 dmt of spodumene concentrate in Q1’24
•	Record quarterly production of 40,439 dmt achieved at NAL in Q1’24; steady-state operations targeted in H2’24
•	March production of 15,699 dmt, a new monthly record, with recoveries of 69%
•	Piedmont is targeting full-year shipments totaling approximately 126,000 dmt, weighted to H2’24

BELMONT, North Carolina, April 30, 2024 – Piedmont Lithium (“Piedmont” or the “Company”) (Nasdaq: PLL; ASX: PLL), a leading North American supplier of lithium products critical to the U.S. electric vehicle supply chain, today announced that it shipped approximately 15,500 dry metric tons (“dmt”) of spodumene concentrate in Q1’24 as North American Lithium (“NAL”) achieved new quarterly and monthly production records in its ongoing ramp up to steady-state operations. NAL is forecasted to achieve full run-rate production by H2’24.1 Based on this projection and per its offtake agreement, Piedmont expects to ship approximately 126,000 dmt of spodumene concentrate in 2024, weighted toward the second half of the year and with quarterly variations due to shipping logistics and customer requirements. The Company is prioritizing contract customer shipments to reduce reliance on volatile spot markets.

Q1’24 Operational Results Summary

Piedmont Lithium	Unit	Q1’24	QoQ Variance	Q4’23	Q3’23
Concentrate Shipped	kt dmt	15.5	7%	14.2	29.0
Average Grade	% Li2O	~5.5%	-	~5.5%	~5.3%

North American Lithium[1]	Unit	Q1’24	QoQ Variance	Q4’23	Q3’23
Ore Mined	kt wmt	351.1	9%	322.4	224.4
Concentrate Produced	kt dmt	40.4	18%	34.2	31.5
Plant (Mill) Utilization	%	73%	(2%)	75%	72%
Lithium Recovery	%	67%	5%	62%	58%
Concentrate Shipped	kt dmt	58.1	142%	23.9	48.2

In Q1’24, NAL produced 40,439 dmt and shipped 58,055 dmt, of which approximately 15,500 dmt of spodumene concentrate were sold to Piedmont via the Company’s offtake agreement and shipped to Piedmont customers. An approximately 13,200 dmt shipment held over from 2023, combined with our contracted 113,000 dmt annual offtake from NAL, underpins Piedmont’s plan for full-year shipments of approximately 126,000 dmt of spodumene concentrate in 2024.

NAL increased quarterly production by 18% in Q1’24 compared to the prior quarter. Safety performance also improved as NAL achieved its lowest quarterly recordable incident rate since the start of operations in March 2023.

Notably, March 2024 was a record production month at NAL with 15,699 dmt of spodumene concentrate produced and three daily production records set between 710 dmt and 750 dmt. Lithium recoveries also reached a record 69% during March 2024.

Construction of the crushed ore dome is materially completed with commissioning underway and expected to conclude in Q2’24. This capital project is expected to result in continued improvements in mill utilization and further increases in quarterly production levels.

“NAL is the largest producing spodumene operation in North America, and as such, is a tremendously strategic asset. We are pleased to see production continue to set quarterly records and hopeful that NAL will hit steady-state production targets with the commissioning of the crushed ore dome,” said Keith Phillips, President and CEO of Piedmont Lithium. “We are optimistic about the recent upturn in lithium prices, and we look forward to commencing regular shipments to our contract customers as the year progresses.”

For further information, contact:

Erin Sanders
SVP, Corporate Communications &
Investor Relations
T: +1 704 575 2549
E: esanders@piedmontlithium.com

About Piedmont Lithium
Piedmont Lithium Inc. (Nasdaq: PLL; ASX: PLL) is developing a world-class, multi-asset, integrated lithium business focused on enabling the transition to a net zero world and the creation of a clean energy economy in North America. Our goal is to become one of the largest lithium hydroxide producers in North America by processing spodumene concentrate produced from assets where we hold an economic interest. Our projects include our Carolina Lithium and Tennessee Lithium projects in the United States and partnerships in Quebec with Sayona Mining (ASX: SYA) and in Ghana with Atlantic Lithium (AIM: ALL; ASX: A11). We believe these geographically diversified operations help us to play a pivotal role in supporting America’s move toward energy independence and the electrification of transportation and energy storage. For more information, follow us on Twitter @PiedmontLithium and visit www.piedmontlithium.com.

1 All references to information about or related to NAL are from the March 2024 Quarterly Activities Report, 26 April 2024, filed with the ASX by Sayona Mining Limited.

Cautionary Note to U.S. Investors

Piedmont’s public disclosures are governed by the U.S. Exchange Act of 1934, including Regulation S-K 1300 thereunder, whereas NAL discloses estimates of “measured,” “indicated,” and “inferred” mineral resources as such terms are used in the JORC Code and Canada’s National Instrument 43-101. Although S-K 1300, the JORC Code, and NI 43-101 have similar goals in terms of conveying an appropriate level of confidence in the disclosures being reported, they at times embody different approaches or definitions. Consequently, investors are cautioned that public disclosures by NAL prepared in accordance with the JORC Code or NI 43-101 may not be comparable to similar information made public by companies, including Piedmont, subject to S-K 1300 and the other reporting and disclosure requirements under the U.S. federal securities laws and the rules and regulations thereunder.

The statements in the link below were prepared by, and made by, NAL. The following disclosures are not statements of Piedmont and have not been independently verified by Piedmont. NAL is not subject to U.S. reporting requirements or obligations, and investors are cautioned not to put undue reliance on these statements. NAL’s original announcements can be found here.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of or as described in securities legislation in the United States and Australia, including statements regarding exploration, development, construction, production, and ramp up activities or the timing of these activities, of Sayona Mining, Atlantic Lithium and Piedmont, including regarding operating cost improvements, regulatory approvals or permits or the timing thereof, project spend, timing of completion of capital projects and the effects of such projects, timing of planned deliveries and ability to improve productivity; current plans for Piedmont’s mineral and chemical processing projects; Piedmont’s potential acquisition of an ownership interest in Ewoyaa, including financing options, the timing of final investment decisions and project spend; strategy; market cycles; lithium prices; equity values; costs of new project developments; lithium shortages; lithium market recovery; certain Company approvals, permitting, partnering and debt funding discussions; a recently completed workforce reduction; expense management and possible or assumed future financial results or financial condition. Such forward-looking statements involve substantial and known and unknown risks, uncertainties, and other risk factors, many of which are beyond our control, and which may cause actual timing of events, results, performance or achievements and other factors to be materially different from the future timing of events, results, performance, or achievements expressed or implied by the forward-looking statements. Such risk factors include, among others: (i) that Piedmont, Sayona Mining or Atlantic Lithium may be unable to commercially extract mineral deposits, (ii) that Piedmont’s, Sayona Mining’s or Atlantic Lithium’s properties may not contain expected reserves, (iii) risks and hazards inherent in the mining business (including risks inherent in exploring, developing, constructing and operating mining projects, environmental hazards, industrial accidents, weather or geologically related conditions), (iv) uncertainty about Piedmont’s ability to obtain required capital to execute its business plan, (v) Piedmont’s ability to hire and retain required personnel, (vi) changes in the market prices of lithium and lithium products, (vii) changes in technology or the development of substitute products, (viii) the uncertainties inherent in exploratory, developmental and production activities, including risks relating to permitting, zoning and regulatory delays related to our projects as well as the projects of our partners in Quebec and Ghana, (ix) uncertainties inherent in the estimation of lithium resources, (x) risks related to competition, (xi) risks related to the information, data and projections related to Sayona Mining or Atlantic Lithium, (xii) occurrences and outcomes of claims, litigation and regulatory actions, investigations and proceedings, (xiii) risks regarding our ability to achieve profitability, enter into and deliver product under supply agreements on favorable terms, our ability to obtain sufficient financing to develop and construct our projects, our ability to comply with governmental regulations and our ability to obtain necessary permits, (xiv) our ability to deliver on our expense management efforts and other cost improvements expected upon completion of key capital projects as well as our future cash payments associated with these initiatives and potential future impairment charges, and (xv) other uncertainties and risk factors set out in filings made from time to time with the U.S. Securities and Exchange Commission (“SEC”) and the Australian Securities Exchange, including Piedmont’s most recent filings with the SEC. The forward-looking statements, projections and estimates are given only as of the date of this press release and actual events, results, performance, and achievements could vary significantly from the forward-looking statements, projections and estimates presented in this press release. Readers are cautioned not to put undue reliance on forward-looking statements. Piedmont disclaims any intent or obligation to update publicly such forward-looking statements, projections, and estimates, whether as a result of new information, future events or otherwise. Additionally, Piedmont, except as required by applicable law, undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Piedmont, its financial or operating results or its securities.